Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Electronic Arts Inc.:

We consent to the use of our reports dated May 28, 2010, with respect to the consolidated balance sheets of Electronic Arts Inc. and subsidiaries (the Company) as of April 3, 2010 and March 28, 2009, and the related consolidated statements of operations, stockholders’ equity and comprehensive loss, and cash flows for each of the years in the three-year period ended April 3, 2010, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of April 3, 2010, incorporated herein by reference.

As discussed in note 5 to the consolidated financial statements, the Company changed its method of accounting for business combinations at the beginning of fiscal year 2010.

As discussed in note 10 to the consolidated financial statements, the Company changed its method of accounting for uncertainty in income taxes at the beginning of fiscal year 2008.

/s/ KPMG LLP

Mountain View, California

August 9, 2010